                                                               EXHIBIT 23-A




                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Form S-4 Registration Statement and related Prospectus, Consent and Information Statement of our report dated September 26, 1997 pertaining to Applied Intelligent Systems, Inc. and to all references to our firm included in this Registration Statement and related Prospectus, Consent and Information Statement.



ARTHUR ANDERSEN LLP


Ann Arbor, Michigan
September 29, 1997

                                                                  EXHIBIT 23-A

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement and related Prospectus pertaining to Electro Scientific Industries, Inc., (the Company) of our reports dated (1) July 3, 1997 included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 and (2) August 14, 1997 included in the Company's Current Report on Form 8-K/A relating to the acquisition of Chip Star, Inc. and to all references to our Firm included in this Registration Statement and related Prospectus.


                                       Arthur Andersen LLP

Portland, Oregon
September 29, 1997